                                                                 EXHIBIT (a)(4)

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

                                       OF

                             SIERRACITIES.COM INC.

                                       AT

                              $5.68 NET PER SHARE

                                       BY

                                  AMTRS CORP.

                          A WHOLLY-OWNED SUBSIDIARY OF

             AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
      CITY TIME, ON MONDAY, MARCH 26, 2001, UNLESS THE OFFER IS EXTENDED.

                                                               February 27, 2001

To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

     We have been appointed by AMTRS Corp., a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of American Express Travel Related Services Company, Inc., a New York corporation ("Parent"), to act as Information Agent in connection with Purchaser's offer to purchase all of the issued and outstanding shares of Common Stock, par value $.01 per share (the "Company Common Stock"), of SierraCities.com Inc., a Delaware corporation (the "Company") (such shares of Company Common Stock, together with the preferred share purchase rights issued pursuant to the Rights Agreement, dated as of December 30, 1998, between the Company and Harris Trust and Savings Bank, as rights agent, associated with such shares, being hereinafter collectively referred to herein as the "Shares"), at a price of $5.68 per Share (such price or such higher price as may be paid in the Offer (as defined below), being referred to herein as the "Per Share Amount"), net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 27, 2001 (the "Offer to Purchase"), and in the related Letter of Transmittal (the "Letter of Transmittal," which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer") enclosed herewith.

     THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (1) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER A NUMBER OF SHARES WHICH, TOGETHER WITH THE SHARES THEN BENEFICIALLY OWNED BY PARENT OR PURCHASER, REPRESENTS AT LEAST TWO-THIRDS OF THE OUTSTANDING SHARES CALCULATED ON A FULLY DILUTED BASIS (THE "MINIMUM CONDITION") AND (2) ANY APPLICABLE WAITING PERIOD UNDER THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED, HAVING EXPIRED OR TERMINATED BEFORE THE EXPIRATION DATE OF THE OFFER.

     Enclosed for your information and for forwarding to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, are copies of the following documents:

          1. The Offer to Purchase;

          2. The Letter of Transmittal for your use and for the information of your clients;

          3. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9;

          4. The Notice of Guaranteed Delivery (to be used to accept the Offer if the certificates evidencing Shares ("Share Certificates") and all other required documents cannot be delivered to EquiServe Trust Company, N.A., the depositary and disbursing agent (referred to herein as the "Disbursing Agent"), by the Expiration Date (as defined in the Offer to Purchase));

          5. A printed form of letter that may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer; and

          6. A return envelope addressed to the Disbursing Agent.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, MARCH 26, 2001, UNLESS THE OFFER IS EXTENDED.

     In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Disbursing Agent of
(1) Share Certificates or confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Shares, if such procedure is available, into the Disbursing Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (2) the Letter of Transmittal, properly completed and duly executed with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer and
(3) any other documents required by the Letter of Transmittal.

     The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of February 14, 2001, by and among the Company, Parent and Purchaser (the "Merger Agreement"). The Merger Agreement provides, among other things, that following the consummation of the Offer and as promptly as practicable, but in no event later than 10:00 a.m. New York time on the second business day following satisfaction or waiver of all the conditions (other than conditions which, by their nature are to be satisfied at the consummation of the Merger (as hereinafter defined), but subject to those conditions) to the obligations of the parties to effect the Merger and in accordance with the applicable provisions of the Delaware General Corporation Law ("DGCL"), Purchaser will merge with and into the Company (the "Merger"). Upon consummation of the Merger, the Company will be the surviving corporation of the Merger. Thereupon, each Share that is issued and outstanding immediately prior to the consummation of the Merger (other than Dissenting Shares and Excluded Shares, each as defined in the Offer to Purchase) shall automatically be converted into and represent the right to receive, pursuant to the Merger Agreement, the Per Share Amount in cash payable to the holder thereof, without interest (the "Merger Consideration"), and the Company will be a wholly-owned subsidiary of Parent.

     The Board of Directors of the Company (the "Company Board") at a meeting duly called and held has by the unanimous vote of all directors of the Company present (1) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are fair to and in the best interests of the Company and the Company's stockholders (the "Stockholders"), (2) approved the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, and each Tender Agreement (as defined in the Offer to Purchase), each in accordance with the requirements of the DGCL, (3) declared that the Merger Agreement is advisable and (4) resolved to recommend that the Stockholders accept the Offer and tender their Shares pursuant to the Offer and approve and adopt the Merger Agreement and the Merger.

     If a Stockholder desires to tender Shares pursuant to the Offer and such Stockholder's Share Certificates are not immediately available, time will not permit all required documents to reach the Disbursing Agent on or prior to the Expiration Date or the expiration of any Subsequent Offering Period (as defined in the Offer to Purchase) or a Stockholder cannot complete the procedures for delivery by book-entry transfer on a timely basis, then such Stockholder's Shares may nevertheless be tendered by following the guaranteed delivery procedure specified in Section 3 of the Offer to Purchase.

     No fees or commissions will be paid to any broker or dealer or other person (other than the Information Agent, the Disbursing Agent and the Dealer Manager, as described in the Offer to Purchase) in connection with the solicitation of tenders of Shares pursuant to the Offer. Purchaser will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for customary mailing and handling expenses incurred by them in forwarding the Offer materials to their customers. Purchaser will pay all stock transfer taxes applicable to its purchase of Shares pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.

     In order for Shares to be validly tendered pursuant to the Offer, (1) the Letter of Transmittal, properly completed and duly executed with any required signature guarantees, or an Agent's Message in connection with a book-entry delivery of Shares, and any other documents required by the Letter of Transmittal, must be received by the Disbursing Agent at one of its addresses set forth on the back cover of the Offer to Purchase on or prior to the Expiration Date, and either (a) Share Certificates evidencing tendered Shares must be received by the Disbursing Agent at such address or (b) such Shares must be tendered pursuant to the procedure for book-entry transfer described in
Section 3 of the Offer to Purchase and a Book-Entry Confirmation must be received by the Disbursing Agent, in each case on or prior to the Expiration Date or the expiration of any Subsequent Offering Period, or (2) the tendering Stockholder must comply with the guaranteed delivery procedures described in
Section 3 of the Offer to Purchase.

     Any questions you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the undersigned at the address and telephone number set forth on the back cover of the Offer to Purchase.

                                      Very truly yours,

                                      Morrow & Co., Inc.
                                      As Information Agent

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY OTHER PERSON, THE AGENT OF PURCHASER, PARENT, THE COMPANY, THE INFORMATION AGENT, THE DISBURSING AGENT OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

                                        3